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                                                                    Exhibit h.50

                                     FORM OF
                         AMENDMENT TO ING PARTNERS, INC.

                         SHAREHOLDER SERVICING AGREEMENT
                              SERVICE CLASS SHARES

     This Amendment is dated as of the ___day of __________, 2004 by and between ING Partners, Inc. (the "Fund") and Golden American Life Insurance Company of America (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on January 1, 2002, as amended (the "Agreement");

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                      ING PARTNERS, INC.


                                      By:    _______________________________
                                      Name:  Laurie M. Tillinghast
                                      Title: Vice President


                                      GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                      By:    _______________________________
                                      Name:  David L. Jacobson
                                      Title: Vice President

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                                     FORM OF
                               AMENDED SCHEDULE A

  Service Class shares of the following ING Partners, Inc. portfolios:

                                                                     ANNUAL RATE
                                                                     -----------
  ING Aeltus Enhanced Index Portfolio                                   0.25%
  ING American Century Select Portfolio                                 0.25%
  ING American Century Small Cap Value Portfolio                        0.25%
  ING Baron Small Cap Growth Portfolio                                  0.25%
  ING Fidelity(R)VIP Contrafund(R)Portfolio                             0.25%
  ING Fidelity(R)VIP Equity Income Portfolio                            0.25%
  ING Fidelity(R)VIP Growth Portfolio                                   0.25%
  ING Fidelity(R)VIP Mid Cap Portfolio                                  0.25%
  ING Goldman Sachs(R)Capital Growth Portfolio                          0.25%
  ING Goldman Sachs(R)Core Equity Portfolio                             0.25%
  ING JPMorgan Fleming International Portfolio                          0.25%
  ING JPMorgan Mid Cap Value Portfolio                                  0.25%
  ING MFS Capital Opportunities Portfolio                               0.25%
  ING OpCap Balanced Value Portfolio                                    0.25%
  ING Oppenheimer Global Portfolio                                      0.25%
  ING Oppenheimer Strategic Income Portfolio                            0.25%
  ING PIMCO Total Return Portfolio                                      0.25%
  ING Salomon Brothers Aggressive Growth Portfolio                      0.25%
  ING Salomon Brothers Fundamental Value Portfolio                      0.25%
  ING Salomon Brothers Investors Value Portfolio                        0.25%
  ING Salomon Brothers Large Cap Growth Portfolio                       0.25%
  ING T. Rowe Price Diversified Mid Cap Growth Portfolio                0.25%
  ING T. Rowe Price Growth Equity Portfolio                             0.25%
  ING UBS U.S. Large Cap Equity Portfolio                               0.25%
  ING Van Kampen Comstock Portfolio                                     0.25%
  ING Van Kampen Equity and Income Portfolio                            0.25%